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                                                                  EXHIBIT: 10.55

                            THIRD AMENDMENT TO LEASE


        THIS THIRD AMENDMENT TO LEASE ("Third Amendment") is made and entered into as of February 24, 1998, by and between SGA Development Partnership, Ltd., a Texas limited partnership ("Landlord") and Cisco Systems, Inc., a California corporation ("Tenant"),


        This Third Amendment is entered into upon the basis of the following facts, understandings and intentions.

        A. Landlord and Tenant have entered into that certain Lease dated February 25, 1993 (the "Lease") as amended by that certain First Amendment to Lease dated May 20, 1993 (the "First Amendment") and that certain Second Amendment to Lease (the "Second Amendment") dated May 19, 1994 (hereinafter collectively referred to as the "Lease"), pursuant to which Landlord leased to Tenant certain land located in San Jose, California as more particularly described in the Lease and on Exhibit A attached hereto and incorporated herein by this reference ("Premises"). Any capitalized terms used but not defined in this Third Amendment which are defined in the Lease shall have the meanings described in the Lease.

        B. Landlord and Tenant now desire to amend the terms of the Lease as more particularly described in herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:


1. Term. Section 1.6 of the Lease shall be amended to provide that (a) the Term is extended until February 24, 2003, and (b) Tenant shall have no rights to extend the Term of the Lease beyond February 24, 2003. For all purposes of the Lease, the period from the date of this Third Amendment until February 24, 2003, shall be the "Extension Term."

        2. Addresses for Notices. Section 1.9 is hereby amended by changing the addresses for notice to Tenant to the following:

        Tenant:                 Cisco Systems, Inc.
                                170 West Tasman Drive
                                San Jose, CA 95134-1706
                                Attn:  Vice President Worldwide Real
                                Estate and Workplace Resources

        copy to:                Cisco Systems, Inc.
                                170 West Tasman Drive
                                San Jose, CA 95134-1706
                                Attn: Treasurer

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        copy to:                Brobeck, Phleger & Harrison
                                550 West C Street, Suite 1200
                                San Diego, CA  92101
                                Attn:  Ellen E. Jamason, Esq.

                and to change the address for copies of notices to Landlord to the following:

                                Lorne O. Liechty, Esq.
                                Liechty & McGinnis, P.C.
                                10440 North Central Expressway, Suite 1100
                                Dallas, Texas 75231

        3. Second Amendment to Promissory Note. Tenant hereby consents to the Second Amendment to Promissory Note to be executed by Landlord and HKS effective concurrently herewith. As used in the Lease, the term "HKS Note" shall mean the HKS Note as the same has been previously amended and as amended by the Second Amendment to Promissory Note.

        4. Liability Insurance. Section 7.1 of the Lease is hereby amended by deleting Section 7.1 and substituting the following therefore:

        7.1 Public Liability Insurance. During the Term, the Tenant shall procure and carry, at the Tenant's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties and such other public liability coverages as are ordinarily procured by the Tenant or its Affiliates who own or operate similar properties, but in any case shall provide liability coverage of at least $2,000,000 per person and $1,000,000 for property damage per occurrence. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Tenant or such Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice. The policy shall be endorsed to include the Landlord as an additional insured. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Landlord may have in force.

        5. Self-Insurance. Article 7 is further amended by adding the following new Section 7.4:

        "The Tenant shall have the right to self-insure with respect to any of the insurance required under this Lease so long as (i) the Tenant is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Tenant has not assigned

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        this Lease; (iii) the Tenant maintains a Consolidated Tangible Net Worth of at least $1,000,000,000 according to its most recent audited financial statement; and (iv) the Tenant governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges. Upon request, the Tenant shall supply the Landlord from time to time with evidence reasonably satisfactory to the Landlord of the Tenant's net worth and the satisfaction of the condition set forth above. If the Tenant elects to self-insure, the Tenant shall be responsible for losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of the Tenant under the Lease. The Tenant will notify the Landlord in advance of any period for which it intends to self-insure and shall provide Landlord with satisfactory evidence that it complies with these requirements in order to give the Tenant an opportunity to confirm the satisfaction of the conditions set forth above. For so long as the Tenant self-insures, the Tenant, for applicable periods, shall and does hereby indemnify and hold harmless the Landlord, its officers, directors, agents, employees and representatives from and against all costs, damages or expenses (including reasonable attorneys' fees) incurred or paid by the Tenant as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance, including a contractual liability endorsement.

        6. Tenant Deed of Trust. Concurrently with the effective date of this Third Amendment, Landlord shall execute, acknowledge and cause to be recorded in the Official Records of Santa Clara County, California a Deed of Trust in form acceptable to Tenant ("Tenant Deed of Trust"), which Tenant Deed of Trust shall secure Landlord's obligations under this Lease to convey the Premises to Tenant as required pursuant to Article 19 of the Lease. The Tenant Deed of Trust shall be junior only to the Sumitomo/HKS Deed of Trust and subject to the Permitted Exceptions.

        7. Landlord's Default. Section 17.8 shall be amended by adding the following sentence:

        "In addition, in the event of a default by Landlord under Section 20.7, Tenant shall have the right to cure such default on behalf of and at Tenant's expense (unless such default is due to Landlord's gross negligence or willful misconduct, in which case such cure shall be at Landlord's expense), without prior notice to Landlord.

        8. Additional Covenants of Landlord. The following Section 20.7 shall be added as follows:

        "20.7 Default Under Authorized Loan. Landlord shall not,

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        without Tenant's express prior written consent, default under any
        Authorized Loan, or any loan document relating to such Authorized Loan, where such default is not caused, directly or indirectly by a breach of any of Tenant's obligations under this Lease, under the Pledge Agreement securing the HKS Note or under any other documents relating to any Authorized Loan.

        9. Continuing Obligations. Except as modified by this Third Amendment, the terms of the Lease remain in full force and effect. To the extent of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control.

        10. Authority. Each party represents to the other that the execution, delivery and performance of this Third Amendment has been duly authorized by all necessary corporate or partnership action and has been duly executed and delivered. Each individual executing this Third Amendment on behalf of a party represents that he or she has been duly authorized to so execute this Third Amendment for such party.

        11. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

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        IN WITNESS WHEREOF, Landlord and Tenant have executed this Third
Amendment as of the date and year first above written.

                                "LANDLORD"

                                SGA DEVELOPMENT PARTNERSHIP, LTD.,
                                a Texas limited partnership

                                By: Papita, Inc.,
                                    a Texas limited partnership
                                    Its: General Partner

                                By:
                                   ---------------------------------

                                By: Wolverine Holding Company,
                                    a Texas corporation
                                    Its:  General Partner

                                By:
                                   ---------------------------------

                                By:
                                   ---------------------------------


                                "TENANT"

                                CISCO SYSTEMS, INC., a California corporation


                                By:
                                   ---------------------------------

                                By:
                                   ---------------------------------